UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

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Supplemental Investor Materials: Overview of Data Security and Data Privacy Oversight and Policies © Disney

Data Security and Data Privacy are Already Considered within Disney’s Existing Executive Compensation Design 2 The Board urges shareholders to vote AGAINST this proposal, which is unnecessary and would not promote enhanced protection of data security and data privacy Shareholder proposal: Calls for a report addressing additional use of data security and data privacy metrics in the performance measures of senior executives under our compensation plans Disney has robust oversight of these matters and publicly discloses information on data collection and the policies in place to promote data security and data privacy Day to day management of data security is currently the responsibility of a Chief Information Officer, who holds a senior executive position and reports directly into our Chief Financial Officer. The day to day management of our data privacy policies is currently overseen by a senior executive with an extensive privacy policy background (and a team of subject experts) who reports directly to our General Counsel We develop and maintain information security systems in an effort to prevent unauthorized access, modification and exfiltration. We regularly review both internally and with our Audit Committee our information technology risks and mitigation strategies Our publicly available privacy policy, posted on our website, provides information including scope of the policy, types of information we collect, how that information is secured and used, and the controls and choices regarding the collection, use and sharing of information provided in accordance with applicable law Given the breadth of age of the viewers for our websites and applications, we also have established a Children’s Privacy Policy, which explains information collection, disclosure and parental consent practices with respect to information collected online from children under the age of 13. Our Children’s’ Privacy Policy is also posted on our website Current compensation program incorporates a consideration of non-financial performance factors in setting individual awards, which includes an assessment of individual executives’ fulfillment of direct responsibilities The performance of an individual executive with responsibility for data security and privacy matters would already be considered within this non-financial performance context Current compensation program also includes broad financial metrics that the Compensation Committee believes promote the creation of long-term shareholder value The Board believes this is the correct approach as it allows the Committee to incentivize those executives with direct responsibility for data security and data privacy on an individual basis and does not put undue emphasis on these matters for executives who do not have direct responsibility for these matters